                                                                    Exhibit 21.1
                                                                  Cade 1995 10-K

                                SUBSIDIARIES OF
                             CADE INDUSTRIES, INC.

Name of Subsidiary                                Jurisdiction of Incorporation
------------------                                -----------------------------
Auto-Air Composites, Inc.                                    Michigan
Cade Composites, Inc.                                       California
Cade International, Inc.                                     Barbados
Cade Commercial Composites, Inc.                            Wisconsin
H.A.C. Corporation                                           Delaware
Pollux Acquisition Corporation                              Wisconsin